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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 25, 1995
                                                  ----------------

                             THE GRAND UNION COMPANY
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               (Exact Name of Registrant as Specified in Charter)


Delaware                        33-59438           22-1518276
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(State of Other Jurisdiction   (Commission       (I.R.S. Employer
 of Incorporation)              File Number)      Identification No.


201 Willowbrook Boulevard, Wayne, New Jersey            07470-0966
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(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (201) 890-6000
                                                    ---------------------------

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          (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS

          On January 25, 1995, The Grand Union Company ("Grand Union") issued the press release attached hereto as Exhibit A.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             THE GRAND UNION COMPANY
                                             -----------------------
                                                 (Registrant)


Date:  January 25, 1995                      /s/ Kenneth R. Baum
                                             ---------------------------
                                                 Kenneth R. Baum

                                             Senior Vice President,
                                             Chief Financial Officer
                                             and Secretary (Principal
                                             Financial Officer and
                                             Principal Accounting Officer)


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                                                                    EXHIBIT A



                                                 For further information:
                                                 Gary D. Hirsch
                                                 Chairman of the Board
                                                 (914) 921-3000


FOR IMMEDIATE RELEASE
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                          GRAND UNION RESTRUCTURING

                    Wayne, N.J., JAN. 25, 1995 -- The Grand Union Company issued a statement supplementing yesterday's announcement that it had reached agreement in principle with its bank lenders and with the members of informal committees of holders of the Company's debt securities on a new capital structure. The statement indicates that, assuming successful completion of the proposed restructuring described in yesterday's announcement within 90 to 120 days, total indebtedness (including capitalized leases) of the Company upon completion of the restructuring will be approximately $800 million, and total cash interest expense in the first year following completion of the restructuring will be approximately $100 million.